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                                                                    EXHIBIT 99.1
DATE:  March 23, 1999

FROM:                                          FOR:
Padilla Speer Beardsley Inc.                   Dura Automotive Systems, Inc.
224 Franklin Avenue West                       4508 IDS Center
Minneapolis, Minnesota 55404                   Minneapolis, Minnesota 55402

John Mackay (612) 871-8877                     David Huls (612) 342-2311

                                                        AND

                                               Excel Industries, Inc.
                                               1120 North Main Street
                                               Elkhart, Indiana 46514

                                               Company Contact:
                                               Joseph A. Robinson (219) 264-2131

                                               Chicago:
                                               William C. Schall
                                               3023 N. Clark St., #210
                                               Chicago, IL 60601
                                               (773) 281-4727


FOR IMMEDIATE RELEASE
---------------------

DURA AUTOMOTIVE SYSTEMS, INC., AND EXCEL INDUSTRIES, INC., ANNOUNCE COMPLETION OF MERGER; DURA AUTOMOTIVE SYSTEMS, INC., ALSO ANNOUNCES COMPLETION OF THE ACQUISITION OF ADWEST AUTOMOTIVE, PLC


         MINNEAPOLIS, March 23 - Dura Automotive Systems, Inc. ("Dura") (Nasdaq:
DRRA) and Excel Industries, Inc. ("Excel") (NYSE: EXC) announced that their previously disclosed merger of the two companies was completed today after receiving approval from their respective shareholders. In addition, Dura announced completion of the acquisition of Adwest Automotive Plc ("Adwest") (London Exchange: AWST).

         Excel has annual revenues of approximately $1.1 billion, of which 75 percent is derived from the automotive/light truck market and the remainder from the recreational vehicle, mass transit and heavy truck markets. Approximately 78 percent of Excel's revenues are generated in North America and the remainder in Europe. With operations headquartered in Indiana, Excel's products for the light vehicle segment include plastic and metal encapsulated window assemblies, door systems, seat systems and injection molded plastic products. Excel is also a leading supplier to the recreational vehicle, mass transit and heavy truck markets and its products

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include appliances such as water heaters, furnaces, stoves and ranges, mechanical components and systems, modular doors and a variety of window assemblies. Excel's customers include Ford, DaimlerChrysler, General Motors, Volkswagen and BMW in the light vehicle segment and Fleetwood, Winnebago, Coachmen and Navistar in the recreational vehicle, mass transit and heavy truck segments.

         Adwest generates annual revenues of approximately $400 million from its operations located in the United Kingdom, Germany, France, Spain and the United States. Products include driver control mechanisms such as gearshifters, park brakes, pedal boxes and jacks, as well as engine control products, which includes engine thermostats and fuel filler caps. Engine control products represent approximately 20 percent of Adwest's total revenues. Customers include Volkswagen, BMW, Ford, General Motors, Peugeot, Citroen, Renault, Nissan, Honda, Toyota, Volvo and Fiat.

         Dura Automotive Systems, Inc., is a leading designer and manufacturer of driver control systems, engineered mechanisms and cable-related systems for the global automotive industry. The company's products include parking brake systems, automotive cables, transmission shifter systems, latches, hinges, underbody tire carriers, jacks, brake, clutch and accelerator pedals and other mechanical assemblies. The company's products are sold to major North American original equipment manufacturers (OEMs), including Ford, General Motors and DaimlerChrysler, as well as Japanese OEMs, including Toyota and Honda. The company's European and Latin American facilities support Ford, General Motors, Volkswagen, Mercedes, BMW, PSA (Peugeot and Citroen) and various other OEMs. Dura's operating headquarters is in Rochester Hills, Mich., and its corporate office is in Minneapolis, Minn.


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